Exhibit 99.1

News Release

U-Store-It Trust Reports 4.2% Increase in FFO per Share for the Three Months Ended March 31, 2009 and Affirms Full-Year 2009 Earnings Guidance

WAYNE, PA — (MARKET WIRE) — May 7, 2009 — U-Store-It Trust (NYSE: YSI) announced its operating results for the three months ended March 31, 2009. “Our results indicate that the industry continues to perform well on a relative basis, and more importantly, that our team continues to capture more than our share of existing demand,” said Dean Jernigan, Chief Executive Officer of U-Store-It. “We are executing on our focused marketing strategy and utilizing creative discounting programs that are designed to capture every possible customer heading into our prime rental season.”

Key metrics of the quarter include:

•                  Funds from Operations (“FFO”)

•                  FFO of $0.25 per share for the three months ended March 31, 2009, a 4.2% increase over the $0.24 per share reported in the same period of the previous year.

•                  Same-store Revenue (378 same-store facilities)

•                  Same-store total revenue decreased $458 thousand from $57.0 million to $56.5 million, or 0.8%, from the first quarter of 2008.

•                  Same-store Property Operating Expenses

•                  Same-store property operating expenses decreased $46 thousand, or  0.2%, when compared to the first quarter of 2008.

•                  Same-store Net Operating Income (“NOI”)

•                  Same-store NOI decreased $412 thousand from $34.8 million to $34.4 million, or 1.2%, from the first quarter of 2008.

•                  Realized Annual Rent

•                  Same-store realized annual rent per square foot grew to $11.28 or 1.4% over the first quarter of 2008.

•                  Same-store Physical Occupancy

•                  Average physical occupancy was 77.0% for the first quarter of 2009 on the same-store facilities compared to 79.1% for the first quarter of 2008.

President and Chief Investment Officer Christopher Marr commented, “We continue to make meaningful progress with our capital raising efforts. Subsequent to the end of the quarter, we have closed on an asset sale and a secured term loan that together have provided us with approximately $17 million of proceeds. We have commitments for $37.2 million of secured loans with $26.5 million we would expect to close prior to the end of the second quarter and the balance to close early in the third quarter. Additionally, we expect to close on dispositions under contract for proceeds totaling $23.6 million. These total expected proceeds of $77.8 million, when combined with $87 million of revolving credit facility capacity at March 31, 2009 and our expected $49 million of 2009 and 2010 retained cash flow will provide ample funding to repay all of our $194.8 million of fixed rate mortgage obligations through the end of 2010. We remain very active on the financing and disposition front and currently have a pipeline in excess of $100 million of potential sales and financing proceeds. We are extremely pleased with our successful efforts in producing attractive capital raising opportunities.”

Funds from Operations

FFO for the first quarter of 2009 was $15.6 million, compared to $14.8 million for the first quarter of 2008.  FFO per share grew 4.2% to $0.25 per share for the first quarter of 2009, compared to $0.24 for the same quarter of last year.

Operating Results

The Company reported a net loss of $2.1 million or $0.03 per share in the first quarter of 2009, compared to a net loss of $4.0 million or $0.07 per share in the first quarter of 2008.

Total revenues decreased from $57.9 million to $57.7 million, or $219 thousand.  Total property operating expenses and general administrative expenses remained constant at $24.5 million and $5.5 million, respectively, in the first quarter of 2009, compared to the same period in 2008.

Interest expense decreased approximately $2.5 million in the first quarter of 2009, compared to the first quarter of 2008, primarily as a result of reduced levels of debt outstanding and lower interest rates during the first quarter of 2009 as compared to the same period in 2008.

The Company’s 386 owned facilities, containing 24.9 million rentable square feet, had a physical occupancy at March 31, 2009 of 75.4% and an average physical occupancy for the quarter ended March 31, 2009 of 76.8%.

Same-Store Results

The Company’s same-store pool at March 31, 2009 represented 378 facilities containing approximately 24.4 million rentable square feet and included approximately 98.0% of the aggregate rentable square feet of the Company’s 386 owned facilities. These same-store facilities represent approximately 98.4% of property net operating income for the quarter ended March 31, 2009.

The same-store average physical occupancy for the first quarter of 2009 was 77.0% compared to 79.1% for the same quarter of last year.  In-place annual rent per square foot remained constant at $12.31 for the first quarter of 2009 and 2008.  Same-store rental income for the first quarter of 2009 decreased 1.3% over the same period in 2008.  Same-store total revenues decreased 0.8% and same-store operating expenses decreased 0.2% as compared to the first quarter of 2008.  Same-store net operating income decreased 1.2% in the first quarter of 2009 compared to the same quarter of 2008.

Acquisition and Disposition Activity

During the first quarter, the Company disposed of one asset in Florida for $3.0 million. The Company recognized a gain of approximately $0.5 million on the sale. The proceeds were used to reduce balances outstanding under our revolving credit facility.

Quarterly Dividend

On February 25, 2009, the Company declared a dividend of $0.025 per share. The dividend was paid on April 22, 2009, to shareholders of record on April 7, 2009.

Second Quarter and Full-Year 2009 Financial Outlook

“We are pleased with our first quarter operating results and our overall expectations for 2009 remain unchanged.  We are introducing second quarter FFO per share guidance, which includes the impact of our debut national television advertising campaign.  While we expect that our 2009 marketing expenditures will be generally consistent with our expenditures in 2008, we have shifted much of our spend from yellow page advertising to television and radio initiatives.  Our media advertising will be heavily weighted to the beginning of our prime rental season, and accordingly, our second quarter guidance includes approximately $2.9 million, or $0.05 per share, of related costs.  We currently expect $0.19 to $0.20 of FFO per share in the second quarter,” said Timothy Martin, Chief Financial Officer.  “We remain comfortably in compliance with the financial covenants of our unsecured credit facility, and expect to continue to remain in compliance through the maturity of the loan.  Our full-year guidance assumes we exercise our right to extend the maturity of the facility to November, 2010 with the payment of a $675 thousand extension fee.”

The Company is affirming its previously issued full year 2009 financial outlook and continues to expect that its fully-diluted FFO per share will be between $0.87 and $0.97, and that its fully-diluted net loss per share for the period will be between $(0.32) and $(0.22). The Company’s estimate is based on the following key assumptions:

•                  General and administrative expenses of approximately $22.0 million to $22.8 million

•                  Same-store revenue growth of -2.0% to 0% over 2008

•                  Same-store expense growth of 1.5% to 2.5% over 2008

•                  Same-store net operating income growth of -4.0% to -1.0% over 2008

•                  Dispositions and new financings totaling $100 million to $150 million, weighted to midyear

•                  Average LIBOR assumption for the year, including the impact of existing hedges, of approximately 2.9%

2009 Full Year Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.32)	to	$(0.22)
Less: gains on sales of real estate	(0.01)		(0.01)
Plus: real estate depreciation and amortization	1.20		1.20
FFO per diluted share	$0.87	to	$0.97

The Company estimates that its fully-diluted FFO per share for the quarter ending June 30, 2009 will be between $0.19 and $0.20, and that its fully-diluted net loss per share for the period will be between $(0.10) and $(0.11).

2nd Quarter 2009 Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.11)	to	$(0.10)
Plus: real estate depreciation and amortization	0.30		0.30
FFO per diluted share	$0.19	to	$0.20

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, May 8, 2009, to discuss financial results for the three months ended March 31, 2009.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.ustoreit.com. The dial-in numbers are 1-800-860-2442 for domestic callers and +1 412-858-4600 for international callers. After the live webcast, the call will remain available on U-Store-It’s website for thirty days. In addition, a telephonic replay of the call will be available until June 8, 2009. The replay dial-in number is 1-877-344-7529 for domestic callers and +1 412-317-0088 for international callers.  The reservation number for both is 429621.

Supplemental operating and financial data as of March 31, 2009 is available on our corporate website under the heading “Investor Relations and Financial Information.”

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses.  NOI also can be calculated by adding back to net income: interest expense, loan procurement amortization expense, noncontrolling interests, depreciation and general and administrative, and deducting from net income: gains on sale of self-storage facilities, interest income and other.  NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by U-Store-It Trust (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•         national and local economic, business, real estate and other market conditions;

•         the competitive environment in which we operate;

•         the execution of our business plan;

•        financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•         increases in interest rates and operating costs;

•         counterparty non-performance related to the use of derivative financial instruments;

•         our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•         acquisition and development risks;

•         changes in real estate and zoning laws or regulations;

•         risks related to natural disasters;

•         potential environmental and other liabilities;

•         other factors affecting the real estate industry generally or the self-storage industry in particular; and

•        other risks identified in our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

U-Store-It Trust

Timothy M. Martin

Chief Financial Officer

(610) 293-5700

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2009	2008

ASSETS
Storage facilities	$1,882,654	$1,888,123
Less: Accumulated depreciation	(337,605)	(328,165)
Storage facilities, net	1,545,049	1,559,958
Cash and cash equivalents	1,577	3,744
Restricted cash	16,244	16,217
Loan procurement costs, net of amortization	3,584	4,453
Assets held for sale	—	2,378
Other assets, net	8,599	10,909
Total assets	$1,575,053	$1,597,659

LIABILITIES AND EQUITY
Revolving credit facility	$163,000	$172,000
Unsecured term loan	200,000	200,000
Secured term loan	57,419	57,419
Mortgage loans and notes payable	545,461	548,085
Accounts payable, accrued expenses and other liabilities	29,927	39,410
Distributions payable	1,582	1,572
Deferred revenue	9,900	9,725
Security deposits	458	472
Other liabilities held for sale	—	22
Total liabilities	1,007,747	1,028,705

Noncontrolling interests of the Company	45,833	46,026

Commitments and contingencies

Shareholders’ equity:
Common shares $.01 par value, 200,000,000 shares authorized, 57,687,122 and 57,623,491 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	577	576
Additional paid-in capital	801,887	801,029
Accumulated other comprehensive loss	(6,302)	(7,553)
Accumulated deficit	(274,689)	(271,124)
Total shareholders’ equity	521,473	522,928
Total liabilities and equity	$1,575,053	$1,597,659

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2009	2008
	(Dollars and shares in thousands, except per share data)

REVENUES
Rental income	$53,813	$54,358
Other property related income	3,863	3,537
Total revenues	57,676	57,895
OPERATING EXPENSES
Property operating expenses	24,457	24,514
Depreciation and amortization	18,736	19,536
General and administrative	5,474	5,495
Total operating expenses	48,667	49,545
OPERATING INCOME	9,009	8,350
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(11,353)	(13,827)
Loan procurement amortization expense	(483)	(471)
Interest income	44	59
Other	(12)	68
Total other expense	(11,804)	(14,171)

LOSS FROM CONTINUING OPERATIONS	(2,795)	(5,821)
DISCONTINUED OPERATIONS
Income from discontinued operations	9	914
Net gain on disposition of discontinued operations	500	572
Total discontinued operations	509	1,486
NET LOSS	(2,286)	(4,335)
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	177	351
NET LOSS ATTRIBUTABLE TO THE COMPANY	(2,109)	(3,984)

Basic and diluted loss per share from continuing operations attributable to common shareholders	$(0.04)	$(0.09)
Basic and diluted earnings per share from discontinued operations attributable to common shareholders	0.01	0.02
Basic and diluted loss per share attributable to common shareholders	$(0.03)	$(0.07)

Weighted-average basic and diluted shares outstanding	57,687	57,593

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS:
Loss from continuing operations	$(2,577)	$(5,360)
Total discontinued operations	468	1,376
Net loss	$(2,109)	$(3,984)

Same-store facility results (378 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended
	March 31,		Percent
	2009	2008	Change
REVENUES
Rental income	$52,996	$53,705	-1.3%
Other property related income	3,516	3,265	7.7%
Total revenues	56,512	56,970	-0.8%

OPERATING EXPENSES
Property taxes	7,289	7,236	0.7%
Personnel expense	6,159	6,030	2.1%
Advertising	1,190	1,046	13.8%
Repair and maintenance	603	788	-23.5%
Utilities	2,635	2,627	0.3%
Property insurance	633	789	-19.8%
Other expenses	3,579	3,618	-1.1%

Total operating expenses	22,088	22,134	-0.2%

Net operating income (1)	$34,424	$34,836	-1.2%

Gross margin	60.9%	61.1%

Period average occupancy (2)	77.0%	79.1%

Period end occupancy (3)	75.6%	79.1%

Total rentable square feet	24,396	24,396

Realized annual rent per occupied square foot (4)	$11.28	$11.13	1.4%

Scheduled annual rent per square foot (5)	$12.31	$12.31	0.0%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$34,424	$34,836
Non same-store net operating income (1)	543	279
Indirect property overhead	(1,748)	(1,734)
Depreciation	(18,736)	(19,536)
General and administrative expense	(5,474)	(5,495)

Operating Income	$9,009	$8,350

(1)	Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.

(2)	Square feet occupancy represents the weighted average occupancy for the period.
(3)	Represents occupancy at March 31 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Scheduled annual rent per square foot represents annualized scheduled rents per available square foot for the period.

Non-GAAP Measure – Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended
	March 31,
	2009	2008

Net loss	$(2,286)	$(4,335)

Add (deduct):
Real estate depreciation	18,400	19,708
Gains on sales of real estate	(500)	(572)

FFO	$15,614	$14,801

Loss per share - fully diluted	$(0.03)	$(0.07)
FFO per share and unit - fully diluted	$0.25	$0.24

Weighted-average diluted shares outstanding	57,687	57,593
Weighted-average diluted shares and units outstanding	62,768	62,690

Dividend per common share and unit	$0.025	$0.18
Payout ratio of FFO	10%	76%